UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2020

SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

	123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
	(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (405) 429-5500
Not Applicable.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SD	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Office Tower Sale Closing

On August 31, 2020, SandRidge Realty, LLC, a wholly owned subsidiary of SandRidge Energy, Inc. (the “Company”) closed on the previously announced sale of the Company’s 30-story office tower and annex with parking and ancillary uses located at 123 Robert S. Kerr, Oklahoma City, Oklahoma 73102, for net proceeds of approximately $35.4 million pursuant to the terms of the Real Estate Purchase and Sale Agreement (the “Purchase and Sale Agreement”).

The foregoing description of the transactions contemplated by the Purchase and Sale Agreement contained in this Item 2.01 is only a summary and is subject to, and qualified in its entirety by, reference to the full text of the Purchase and Sale Agreement, which was previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 19, 2020, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued September 1, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: September 1, 2020	By:	/s/ Salah Gamoudi

Salah Gamoudi

Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Name of Exhibit
99.1	Press Release issued September 1, 2020